EXHIBIT 10.2

GUARANTY

GUARANTY dated as of April 15, 2015 (this “Guaranty”) made by each of the Persons that is a signatory hereto (each individually a “Guarantor” and collectively, the “Guarantors”) in favor of JPMorgan Chase Bank, National Association, in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below for the benefit of the Administrative Agent, the Canadian Agent, the Lenders and their Affiliates to the extent provided below.

WITNESSETH:

WHEREAS, Raven Industries, Inc., a South Dakota corporation (the “Borrower”), the Administrative Agent and certain other financial institutions are contemporaneously herewith entering into a credit agreement dated as of the date hereof (as same may be amended, supplemented or otherwise modified and/or restated from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders (as defined therein) to the Borrower. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them by the Credit Agreement;

WHEREAS, it is a condition precedent to the extension of credit by the Lenders under the Credit Agreement that each Guarantor execute and deliver this Guaranty whereby each Guarantor shall guarantee the payment when due of all Liabilities (as defined below); and

WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to (a) induce the Lenders, the Canadian Agent and the Administrative Agent to enter into the Credit Agreement and extend credit thereunder, (b) induce the Lenders and their Affiliates to enter into one or more Swap Agreements permitted by the Credit Agreement (such agreements, as from time to time amended, supplemented or otherwise modified, being the “Covered Swap Agreements”) and (c) to induce the Lenders to enter into agreements relating to Banking Services (as defined below) with the Guarantors, and because each Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each Guarantor is willing to guarantee the Obligations.

NOW THEREFORE, in order to induce the Guaranteed Parties (as defined below) to enter into or extend or continue credit or give financial accommodation under the Credit Agreement, each Guarantor hereby agrees as follows:

1. Guaranty of Payment. Each Guarantor unconditionally and irrevocably guarantees to each of the Administrative Agent, the Canadian Agent, the Lenders and each of their Affiliates party to a Covered Swap Agreement (each individually, a “Guaranteed Party” and, collectively, the “Guaranteed Parties”) the punctual payment of all Guaranteed Obligations (as defined below) when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the “Liabilities”); provided that the Liabilities, as to any Guarantor, shall not include any obligations under any Covered Swap Agreement to the extent that all or a portion of such Guarantor’s guarantee of such obligations is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof). The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction. Upon the failure by any Guarantor to pay punctually any Liability, each other Guarantor agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Guaranteed Parties (or in the case of amounts owing under a Covered Swap Agreement, to the applicable Guaranteed Party) the amount not so paid. This Guaranty is a guarantee of payment and not of collection only. The Guaranteed Parties shall not be required to exhaust any right or remedy or take any action against the Borrower or any other Person or any collateral. Each Guarantor agrees that, if the Liabilities are declared to be due and payable in accordance with Article VIII of the Credit Agreement, as between such Guarantor and the Guaranteed Parties, for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower, the Liabilities shall immediately become due and payable by such Guarantor for the purposes of this Guaranty. All liabilities of the Guarantors hereunder shall be the joint and several liabilities of each Guarantor.

For purposes hereof, (a) “Guaranteed Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; (b) “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, the Administrative Agent, the Canadian Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the date hereof or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof; (c) “Banking Services” means each and any of the following bank services provided to any Guarantor by any Lender or any of its Affiliates: (i) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (ii) stored value cards, (iii) merchant processing services, (iv) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (v) foreign currency exchange; (d) “Banking Services Obligations” means any and all obligations of the Guarantors, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services; and (e) “Swap Agreement Obligations” means any and all obligations of the Guarantors, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Covered Swap Agreement, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any such Covered Swap Agreement transaction.

To the fullest extent permitted by applicable law, while any Liabilities are outstanding with respect to a transaction under a Swap Agreement, each ECP Guarantor (as defined below) hereby jointly and severally absolutely and unconditionally undertakes, for the benefit of each Supported Guarantor (as defined below) and any holder of such Liabilities, to provide such funds or other support as may be needed from time to time to enable each Supported Guarantor to pay such Liabilities and to pay such funds to the holder of such Liabilities upon the demand of either the Supported Guarantor or such holder. Each Guarantor agrees that this keepwell provision constitutes a “keepwell, support, or other agreement” for the benefit of the Supported Guarantors for purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used above, (a) “ECP Guarantor” means, with respect to any transaction under a Swap Agreement, any Guarantor that, at the time such transaction is entered into or, if later, when such Guarantor becomes party to this Guaranty, is an “eligible contract participant” as defined in section 1a(18) of the Commodity Exchange Act (and related regulations of the Commodities Futures Trading Commission) by virtue of having total assets exceeding $10,000,000 and/or satisfying any other criteria relevant to such status under such section 1a(18) (and related regulations) and (b) “Supported Guarantor” means, at any time, any Guarantor that, at such time, is not an “eligible contract participant” as defined in section 1a(18) of the Commodity Exchange Act and related regulations of the Commodities Futures Trading Commission, except by virtue of the support of the ECP Guarantors under this paragraph.

2. Guaranty Absolute. Each Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Credit Agreement and any other Loan Document, any Swap Agreement of the Guarantors and any agreements relating to Banking Services (collectively, the “Facility Documents”). The liability of a Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any collateral, for any of the Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document or Liability; and (e) any other setoff, defense or counterclaim whatsoever (other than a defense of payment and performance in full), in any case, whether based on contract, tort or any other theory, with respect to the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or any other Guarantor.

3. Guaranty Irrevocable. This Guaranty is a continuing guarantee of the payment of all Liabilities now or hereafter existing and shall remain in full force and effect until Payment in Full. As used herein “Payment in Full” means all Liabilities (other than unasserted contingent indemnity obligations as to which no claim has been made) have been paid in full in cash, the Commitments have been reduced to zero and all Letters of Credit have expired, have otherwise terminated or the LC Exposure related thereto has been cash collateralized or a backup standby Letter of Credit satisfactory to the Administrative Agent and the applicable Issuing Bank has been delivered to the Administrative Agent as required under the Credit Agreement.

4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by any Guaranteed Party on the insolvency, bankruptcy or reorganization of any Guarantor or otherwise, all as though the payment had not been made.

5. Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until Payment in Full. If any amount is paid to a Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust by such Guarantor for the benefit of the Guaranteed Parties and shall be promptly paid to the Administrative Agent for the benefit of the Guaranteed Parties to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms hereof and of the Loan Documents. If a Guarantor makes payment to the Guaranteed Parties of all or any part of the Liabilities and Payment in Full has occurred, the applicable Guaranteed Party shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Liabilities resulting from such payment.

6. Subordination. Without limiting the Guaranteed Parties’ rights under any other agreement, any liabilities owed by the Borrower to a Guarantor in connection with any extension of credit or financial accommodation by a Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Borrower to such Guarantor, if the Administrative Agent so requests, shall be collected, enforced and received by such Guarantor as trustee for the Guaranteed Parties and shall be paid over to the Administrative Agent for the benefit of the Guaranteed Parties on account of the Liabilities but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

7. Payments Generally. All payments by a Guarantor hereunder shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the applicable Loan Document; provided, however, that if the Payment Currency is other than Dollars, a Guarantor may, at its option (or, if for any reason whatsoever such Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the applicable Guaranteed Party at its principal office the equivalent amount in Dollars computed in the same manner as, and such Guarantor shall indemnify the applicable Guaranteed Party to the same extent as set forth in, Section 9.17 of the Credit Agreement.

8. Certain Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. As soon as practicable after any payment of Taxes by any Guarantor to a Governmental Authority pursuant to this Section 8, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

9. Representations and Warranties. Each Guarantor represents and warrants that: (a) the execution, delivery and performance of this Guaranty by such Guarantor (i) are within such Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder or similar action on the part of such Guarantor, (ii) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (iii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Guarantor or any of its Subsidiaries or any order of any Governmental Authority and (iv) will not violate or result in a default under any material indenture, agreement or other instrument binding upon such Guarantor or of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by such Guarantor or any of its Subsidiaries; (b) this Guaranty has been duly executed and delivered by such Guarantor and constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and (c) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on any Guaranteed Party or any information received from any Guaranteed Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s businesses, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of any Guaranteed Party not embodied herein or any acts heretofore or hereafter taken by any Guaranteed Party (including but not limited to any review by any Guaranteed Party of the affairs of the Borrower). Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of this Guaranty and on the date of each Borrowing and each issuance request with respect to each Letter of Credit requested under the Credit Agreement.

10. Limitation on Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or any Guaranteed Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 10 with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent not subject to avoidance under applicable law, and neither the applicable Guarantor nor any other Person shall have any right or claim under this Section 10 with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantors hereunder shall not be rendered voidable under applicable law.

Each Guarantor agrees that the Liabilities may at any time and from time to time exceed the Maximum Liability of such Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Guaranteed Parties hereunder. Nothing in this Section 10 shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by all Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or other means). Nothing in this Section 10 shall affect any Guarantor’s several liability for the entire amount of the Liabilities (up to such Guarantor’s Maximum Liability). Each Guarantor covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Liabilities. The provisions of this Section 10 are for the benefit of both the Guaranteed Parties and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

11. Application of Payments. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Liabilities in accordance with the Credit Agreement.

12. No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Administrative Agent or any other Guaranteed Party in exercising any right or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall in any event be effective unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth.

13. Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Guaranteed Parties may otherwise have, each Guaranteed Party shall be entitled, if an Event of Default shall have occurred and be continuing, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Guarantor at any of such Guaranteed Party’s offices, in Dollars or in any other currency, against any amount payable by such Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that the Guaranteed Parties’ failure to give such notice shall not affect the validity thereof.

14. Formalities. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.

15. Expenses. The Guarantors shall reimburse the Guaranteed Parties on demand for all reasonable and documented out-of-pocket costs, expenses and charges (including without limitation reasonable and documented fees and charges of counsel (provided that attorneys’ fees, charges and disbursements shall be limited to (i) one outside counsel for the Administrative Agent, any Issuing Bank or any Lender or Affiliate of a Lender (and, in the case of an actual conflict of interest, one additional counsel to all such persons similarly situated) and (ii) one local counsel in each separate relevant jurisdiction)) incurred by such Guaranteed Parties in connection with the enforcement of this Guaranty. The obligations of each Guarantor under this Section shall survive the termination of this Guaranty.

16. Benefit of Agreement. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the Guarantors, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns (including all Persons who become bound as a debtor to this Guaranty), except that no Guarantor shall have the right to assign its rights or delegate its obligations under this Guaranty or any interest herein, without the prior written consent of the Administrative Agent.

17. Headings. The title of and section headings in this Guaranty are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Guaranty.

18. CHOICE OF LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

19. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY GUARANTEED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

21. Termination. This Guaranty shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until Payment in Full.

22. Entire Agreement. This Guaranty alone sets forth the entire understanding of each Guarantor and the Guaranteed Parties relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

23. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.

24. Additional Subsidiary Guarantors. Pursuant to Section 5.10 of the Credit Agreement, certain Subsidiaries are from time to time required to enter into this Guaranty as a Guarantor. Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any Guarantor hereunder or of any Guaranteed Party. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party hereto.

25. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. Notices to the Guarantors shall be sent to them at the address set forth under its signature below or at such other address as they may specify in a writing delivered to the Administrative Agent in the manner specified by such Section 9.01.

[signature pages follow]

IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed and delivered by its authorized officer as of the date first above written.

RAVEN INDUSTRIES, INC., a South Dakota corporation

By:	/s/ Steven Brazones
Name: Steven Brazones Title: Vice President, Chief Financial Officer and Treasurer

Address: 205 East 6th Street Sioux Falls, South Dakota 57104 Attention: Jacob Wurth

AEROSTAR INTERNATIONAL, INC., a South Dakota corporation

By:	/s/ Steven Brazones
Name: Steven Brazones Title: Chief Financial Officer and Treasurer

Address: 205 East 6th Street Sioux Falls, South Dakota 57104 Attention: Jacob Wurth

INTEGRA PLASTICS, INC., a South Dakota corporation

By:	/s/ Steven Brazones
Name: Steven Brazones Title: Chief Financial Officer and Treasurer

Address: 205 East 6th Street Sioux Falls, South Dakota 57104 Attention: Jacob Wurth

VISTA RESEARCH, INC., a California corporation

By:	/s/ Steven Brazones
Name: Steven Brazones Title: Treasurer

Address:
205 East 6th Street
Sioux Falls, South Dakota 57104
Attention: Jacob Wurth

EXHIBIT A

TO GUARANTY

SUPPLEMENT NO.          dated as of             , 20     (this “Supplement”) to the Subsidiary Guaranty dated as of April [    ], 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”), by Raven Industries, Inc. (the “Borrower”) and the Subsidiaries of the Borrower that are parties thereto (each individually, a “Guarantor” and collectively, the “Guarantors”) in favor of the Administrative Agent (as defined below) for the benefit of the Guaranteed Parties (as defined below).

Reference is made to the Credit Agreement dated as of April [    ], 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement, as applicable.

The Guarantors have entered into the Guaranty in order to induce the Guaranteed Parties to extend credit and take other actions pursuant to the Loan Documents. Pursuant to Section 5.10 of the Credit Agreement, the undersigned Subsidiary is required to enter into the Guaranty as a Guarantor. Section 24 of the Guaranty provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Guaranteed Parties to extend and continue the extension of credit pursuant to the Credit Agreement and/or to enter into and perform under other Loan Documents.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 24 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms thereof and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof (with all references to “the Guaranty” in Section 9 of the Guaranty being deemed references to the Guaranty as modified by this Supplement) and (b) without limiting the foregoing, guarantees the punctual payment of all Liabilities, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise. Henceforth, each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.

SECTION 2. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.

SECTION 3. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 4. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 5. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:
Address:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title: